Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@century-bank.com

Phone:	781-393-4630

Fax:	781-393-4071
CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS OF $13.6 MM FOR 2010, AN INCREASE OF 34%; 8% ASSET GROWTH TO $2.4BB; REGULAR DIVIDEND DECLARED
Medford, MA, January 18, 2011—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.century-bank.com) (“the Company”) today announced record net income of $13,574,000 for the year ended December 31, 2010, or $2.45 per share diluted, an increase of 33.6% compared to net income of $10,160,000, or $1.84 per share diluted, for 2009. Total assets increased 8.3% from $2.3 billion at December 31, 2009 to $2.4 billion at December 31, 2010. For the quarter ended December 31, 2010, net income totaled $3,924,000, or $0.71 per share diluted, an increase of 27.2% compared to net income of $3,085,000, or $0.56 per share diluted, for the same period a year ago.
Net interest income totaled $51.8 million for the year ended December 31, 2010 compared to $47.9 million for 2009. The 8.1% increase in net interest income for the period is mainly due to a 18.8% increase in the average balances of earning assets, combined with a similar increase in deposits. The increased volume was partially offset by a decrease of seventeen basis points in the net interest margin. The net interest margin decreased from 2.69% on a fully taxable equivalent basis in 2009 to 2.52% on the same basis for 2010.
The provision for loan losses decreased by $1.1 million from $6.6 million for the year ended December 31, 2009 to $5.6 million, in 2010, primarily as a result of decreases in nonaccrual loans. The Company capitalized on favorable market conditions for the year ended December 31, 2010 and realized net gains on sales of investments of $1.9 million, as compared to $2.7 million for 2009. Included in operating expenses for the fourth quarter and year ended December 31, 2010 are FDIC assessments of $790,000 and $3.0 million, respectively, as compared to $582,000 and $3.3 million for the same periods in 2009. FDIC assessments decreased, for the year, primarily as a result of the special assessment charge of approximately $1.0 million during the second quarter of 2009. This was offset, somewhat, by an increase in the assessment rate as well as an increase in the deposit base during 2010.
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Also included in operating expenses for the second quarter of 2010 is a charge for payments due Jonathan G. Sloane, former Co-CEO, in accordance with his separation agreement as previously announced. The Company recorded a pre-tax charge of $916,000.
The Company’s effective tax rate declined from 10.4% in 2009 to 8.4% in 2010 primarily as a result of an increase in tax-exempt income.
At December 31, 2010, total equity was $145.0 million compared to $132.7 million at December 31, 2009. The Company’s equity increased primarily as a result of earnings and a decrease in accumulated other comprehensive loss, net of taxes, offset by dividends paid. The Company’s leverage ratio stood at 7.35% at December 31, 2010, compared to 7.73% at December 31, 2009. This decline in the leverage ratio is due to an increase in assets, offset by an increase in stockholders’ equity. Book value as of December 31, 2010 was $26.18 per share compared to $24.00 at December 31, 2009.
The Company’s allowance for loan losses was $14.1 million or 1.55% of loans outstanding at December 31, 2010, compared to $12.4 million, or 1.41% of loans outstanding at December 31, 2009. Non-performing assets totaled $8.1 million at December 31, 2010, compared to $12.3 million at December 31, 2009.
The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable February 15, 2011 to stockholders of record on February 1, 2011.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-three full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.
Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)

	December 31,	December 31,
	2010	2009
Assets
Cash and Due From Banks	$37,215	$42,627
Federal Funds Sold and Interest-bearing Deposits In Other Banks	151,337	356,015

Short-term Investments	113,918	18,518

Securities Available-For-Sale (AFS)	909,391	647,796

Securities Held-to-Maturity	230,116	217,643

Federal Home Loan Bank of Boston stock, at cost	15,531	15,531

Loans:
Commercial & Industrial	90,654	141,061
Construction & Land Development	53,583	60,349
Commercial Real Estate	433,337	361,823
Residential Real Estate	207,787	188,096
Consumer and Other	6,594	7,720
Home Equity	114,209	118,076

Total Loans	906,164	877,125
Less: Allowance for Loan Losses	14,053	12,373

Net Loans	892,111	864,752

Bank Premises and Equipment	21,228	21,015
Accrued Interest Receivable	6,601	5,806
Goodwill	2,714	2,714
Core Deposit Intangible	508	896
Other Assets	61,014	60,722

Total Assets	$2,441,684	$2,254,035

Liabilities
Demand Deposits	$322,002	$279,874

Interest Bearing Deposits:
Savings and NOW Deposits	649,402	575,592
Money Market Accounts	513,359	553,883
Time Deposits	417,260	292,638

Total Interest Bearing	1,580,021	1,422,113

Total Deposits	1,902,023	1,701,987

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	108,550	118,745
Other Borrowed Funds	222,118	234,024

Total Borrowed Funds	330,668	352,769

Other Liabilities	27,885	30,466
Subordinated Debentures	36,083	36,083

Total Liabilities	2,296,659	2,121,305

Total Stockholders’ Equity	145,025	132,730

Total Liabilities & Stockholders’ Equity	$2,441,684	$2,254,035

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter and Year ended December 31, 2010 and 2009
(in thousands)

	Quarter Ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Interest Income:
Loans	$12,350	$12,266	$48,434	$48,199
Securities Held-to-Maturity	1,657	1,763	7,158	8,093
Securities Available-for-Sale	4,719	5,397	19,349	21,137
Federal Funds Sold and Interest-bearing Deposits In Other Banks	396	360	1,642	2,171

Total Interest Income	19,122	19,786	76,583	79,600

Interest Expense:
Savings and NOW Deposits	818	1,386	4,072	5,258
Money Market Accounts	753	1,181	3,942	6,100
Time Deposits	2,168	1,973	7,914	9,438
Securities Sold Under Agreements to Repurchase	107	153	573	576
Other Borrowed Funds and Subordinated Debentures	1,965	2,644	8,316	10,351

Total Interest Expense	5,811	7,337	24,817	31,723

Net Interest Income	13,311	12,449	51,766	47,877

Provision For Loan Losses	1,350	2,475	5,575	6,625

Net Interest Income After
Provision for Loan Losses	11,961	9,974	46,191	41,252

Other Operating Income
Service Charges on Deposit Accounts	1,998	1,943	7,876	8,003
Lockbox Fees	718	660	2,911	2,814
Net Gain on Sales of Investments	824	1,619	1,851	2,734
Other Income	683	639	3,361	2,919

Total Other Operating Income	4,223	4,861	15,999	16,470

Operating Expenses
Salaries and Employee Benefits	6,779	6,737	28,398	26,919
Occupancy	1,034	1,033	4,037	4,104
Equipment	595	546	2,132	2,372
FDIC Assessment	790	582	2,965	3,336
Other	2,697	2,520	9,840	9,648

Total Operating Expenses	11,895	11,418	47,372	46,379

Income Before Income Taxes	4,289	3,417	14,818	11,343

Income Tax Expense	365	332	1,244	1,183

Net Income	$3,924	$3,085	$13,574	$10,160

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)

	December 31,	December 31,
	2010	2009
Assets
Cash and Due From Banks	$52,662	$57,573
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	371,665	245,002

Securities Available-For-Sale (AFS)	788,951	611,246
Securities Held-to-Maturity	222,154	193,520

Total Loans	877,858	853,422
Less: Allowance for Loan Losses	13,686	13,331

Net Loans	864,172	840,091

Unrealized Gain on Securities AFS	13,151	4,766
Bank Premises and Equipment	21,334	21,382
Accrued Interest Receivable	6,575	7,046
Goodwill	2,714	2,714
Core Deposit Intangible	704	1,094
Other Assets	58,816	49,409

Total Assets	$2,402,898	$2,033,843

Liabilities
Demand Deposits	$298,825	$277,300

Interest Bearing Deposits:
Savings and NOW Deposits	696,232	528,974
Money Market Accounts	543,432	432,159
Time Deposits	356,457	318,412

Total Interest Bearing	1,596,121	1,279,545

Total Deposits	1,894,946	1,556,845
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	133,080	98,635
Other Borrowed Funds	165,190	183,630

Total Borrowed Funds	298,270	282,265

Other Liabilities	31,074	31,289
Subordinated Debentures	36,083	36,083

Total Liabilities	2,260,373	1,906,482

Total Stockholders’ Equity	142,525	127,361

Total Liabilities & Stockholders’ Equity	$2,402,898	$2,033,843

Total Average Earning Assets — Quarter	$2,295,297	$2,020,576

Total Average Earning Assets — Year	$2,260,628	$1,903,190

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)

	December 31,	December 31,
	2010	2009
Performance Measures:

Earnings per average share, basic, quarter	$0.71	$0.56
Earnings per average share, diluted, quarter	$0.71	$0.56
Earnings per average share, basic, year	$2.45	$1.84
Earnings per average share, diluted, year	$2.45	$1.84
Return on average assets, year	0.56%	0.50%
Return on average stockholders’ equity, year	9.52%	7.98%
Net interest margin (taxable equivalent), quarter	2.55%	2.63%
Net interest margin (taxable equivalent), year	2.52%	2.69%
Efficiency ratio, year	65.0%	68.5%
Book value per share	$26.18	$24.00
Tangible book value per share	$25.60	$23.35
Tangible capital / tangible assets	5.82%	5.74%

Common Share Data:
Average shares outstanding, basic, quarter	5,537,776	5,530,297
Average shares outstanding, diluted, quarter	5,539,639	5,533,943
Average shares outstanding, basic, year	5,533,506	5,532,249
Average shares outstanding, diluted, year	5,535,742	5,534,340

Shares outstanding Class A	3,528,867	3,515,767
Shares outstanding Class B	2,011,380	2,014,530

Total shares outstanding at period end	5,540,247	5,530,297

Asset Quality and Other Data:

Allowance for loan losses / loans	1.55%	1.41%
Nonaccrual loans	$8,068	$12,311
Nonperforming assets	$8,068	$12,311
Loans 90 days past due and still accruing	$50	$—
Accruing troubled debt restructures	$1,248	$521
Net charge-offs, year	$3,894	$5,372

Leverage ratio	7.35%	7.73%
Tier 1 risk weighted capital ratio	14.86%	14.45%
Total risk weighted capital ratio	16.03%	15.53%
Total risk weighted assets	$1,199,896	$1,144,639